UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT 1 TO
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2007

                      Sun Reporter, Inc.
         (Exact name of registrant as specified in its charter)

         FLORIDA                                    65-0106255
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization                   Identification No.)

6259 Executive Blvd.
Rockville, MD                                           20852
(Address of principal executive offices)                    (Zip Code)

Registrant's Telephone number, including area code:  301-560-0838

ITEM 4.01   CHANGES IN CERTIFYING ACCOUNTANT

(a)  On January 5, 2007, Sun Reporter, Inc. dismissed Marvin B.
Seidman, CPA, its independent public accountant. The decision to dismiss Seidman was approved by Sun Reporter's board of directors.

   Seidman's reports on Sun Reporter's financial statements for years ended December 31, 1998 and 1997, did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

During Sun Reporter's fiscal years ended December 31, 1998 and 1997, and the subsequent period through the date of dismissal, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of Seidman, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports as described in Item 304(a)(1)(iv) of Regulation S-B.

(b) On January 5, 2007, the board of directors of Sun Reporter, Inc. engaged the accounting firm of Meyler & Company, LLC as principal accountants of Sun Reporter for the fiscal years ended December 31, 1999, 2000, 2001, 2002, 2003, 2004, 2005 and 2006. Sun Reporter did
not consult Meyler & Company, LLC regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on Sun Reporter's financial statements and neither written nor oral advice was provided that was an important factor considered by Sun Reporter in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was the subject of a disagreement or event identified in response to paragraph (a) (1)(iv) of Item 304 of Regulation S-B.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 16     Letter from Marvin B. Seidman, CPA


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 6, 2007


Sun Reporter, Inc.




   /s/Richard H. Tanenbaum
By:-------------------------------
   Richard H. Tanenbaum
   Chief Executive Officer